                                                                EXHIBIT 10.8(a)



                   AMENDMENT NO. 1 TO COLLABORATION AGREEMENT

         This Amendment No. 1 to Collaboration Agreement (the "Amendment"), effective as of May 1, 1998 (the "Amendment Effective Date"), is entered into by and between Symyx Technologies ("Symyx"), a California corporation having a principal place of business at 3100 Central Expressway, Santa Clara, California, and Bayer AG ("Bayer"), a German corporation having a principal place of business at D-51368 Leverkusen, Germany, and amends that certain Collaboration Agreement entered into by and between Symyx and Bayer effective as of March 1, 1998 (the "Collaboration Agreement").


        WHEREAS, Symyx and Bayer desire to amend the Collaboration Agreement to provide for research in the Butyl Rubber Field as set forth more fully below;

        NOW THEREFORE, the parties hereby agree as follows:

1. All capitalized terms not defined in this Amendment shall have the meanings given to them in the Collaboration Agreement.

2. Section 2.2.1(a) of the Collaboration Agreement is amended to read in its entirety as follows:

                (a) Addition of Butyl Rubber Field.

                        (i) The Research Program shall include the Butyl Rubber Field, which shall be defined as catalysts and process technology for synthesizing poly(isobutylene) or butyl rubber through the high temperature polymerization of isobutylene in non-halogenated solvents.

                        (ii) Symyx agrees to dedicate six (6) FTEs to research activities in the Butyl Rubber Field during the period from May 1, 1998 to February 28, 1999, and will dedicate seven (7) FTEs to research activities in the Butyl Rubber Field during the period from March 1, 1999 to March 1, 2000.

                        (iii) Bayer agrees to pay Symyx Research Expenses for research activities in the Butyl Rubber Field as set forth in Section 6.2.1(b) and to pay Symyx royalties in accordance with Section 6.14.

                        (iv) Following termination of research activities within the Butyl Rubber Field, the corresponding Research Field Committee will prepare a summary of Program Technology generated in the course of the research activities for the Butyl Rubber Field.

3. Section 6.2.1(b) is amended to read in its entirety as follows:

                        (b) In addition to the other Research Expenses to be paid to Symyx by Bayer as set forth in this Section 6.2.1, Bayer shall pay to Symyx Research Expenses of (i) One Million Three Hundred Thousand US Dollars ($1,300,000) for the research activities in the Butyl Rubber Field between May 1, 1998 and February 28, 1999 and (ii) One Million Eight Hundred Twenty Thousand US Dollars ($1,820,000) for the research activities in the Butyl Rubber Field between March 1, 1999 and March 1, 2000.

4. Article 6 is amended by addition of the following new Section 6.14:

                6.14 Royalties for Butyl Rubber Field.

                        (a) The parties agree the royalty model set forth in
        Section 6.3 shall apply to the Butyl Rubber Field, and the parties shall determine the applicable Added Value Royalty Rate in accordance with
        Section 6.3.3; provided, however, that the maximum and minimum royalty rates set forth in Section 6.3.3(iv) shall not apply to the Added Value Royalty Rate for the Butyl Rubber Field, and further provided that notwithstanding Section 6.3.3(i), "Added Value" for the Butyl Rubber Field shall mean the difference between the Manufacturing Costs of producing butyl rubber or poly(isobutylene) using a process which utilizes an Agreement Compound or Program Technology and the Manufacturing Costs of producing butyl rubber or poly(isobutylene) using the process Bayer would use without access to Agreement Compounds and Program Technology. By way of example and without limitation, in determining the overall Added Value received by Bayer in the Butyl Rubber Field, the parties shall consider, among other things, changes in capital costs, raw material costs, processing costs, operating costs, yield, Product sales volume, and Product pricing, in each case, attributable to the use of Agreement Compounds, Products, or Program Technology.

                        (b) Bayer may elect, upon prior notice to Symyx, to have the forecasts and projections Bayer proposes to use in determining the Added Value Royalty Rate for the Butyl Rubber Field (the Butyl Rubber Projections) subject to restricted access by Symyx personnel as follows:
        (i) Bayer shall disclose the Butyl Rubber Projections to one employee of Symyx designated by the Chief Executive Officer of Symyx (the "Designated Employee"); (ii) the Designated Employee shall not disclose the figures contained in the Butyl Rubber Projections (other than the proposed Added Value Royalty Rate and the projected net sales) to other Symyx personnel without Bayer's consent; provided, however, that the Designated Employee may disclose the Butyl Rubber Projections to Symyx's attorneys and the auditor described in (iii), below; and (iii) Symyx may, at Bayer's expense, have the Butyl Rubber Projections and the related calculation of the Added Value Royalty Rate reviewed by an independent auditor selected by Symyx, which auditor shall agree not to disclose the figures contained in the Butyl Rubber Projections (other than the proposed Added Value Royalty Rate and the projected net sales) to Symyx personnel other than the Designated Employee without Bayer's consent.

5. Except as specifically modified or amended hereby, the Collaboration Agreement shall remain in full force and effect and, as modified or amended, is hereby ratified, confirmed and approved. No provision of this Amendment may be modified or amended except expressly in a writing signed by both parties nor shall any terms be waived except expressly in a writing signed by the party charged therewith. This Amendment shall be governed by, construed and enforced in accordance with the laws of the State of California, without reference to conflicts of laws principles.

         IN WITNESS WHEREOF, each of the parties has executed this Amendment as of the date indicated on this Amendment.



BAYER AG                                         SYMYX TECHNOLOGIES

By:     /s/ RUDOLF CASPER                        By:    /s/ ISY GOLDWASSER
        --------------------------                      ------------------------
Name:   Prof. Dr. Rudolf Casper                  Name:  Isy Goldwasser
        --------------------------                      ------------------------
Title:  Director R/D                             Title: President & COO
        --------------------------                      ------------------------
Date:   3.6.1998                                 Date:  May 28, 1998
        --------------------------                      ------------------------

By:     /s/ I.V. KOPP
        --------------------------
Name:   Dr. Kopp
        --------------------------
Title:  Licensing Manager
        --------------------------
Date:   June 3, 1998
        --------------------------